Exhibit 99.1

News Release

Contact:	Jerome J. Gassen President and Chief Executive Officer (765) 529-2230

AMERIANA BANCORP REPORTS FOURTH QUARTER 2014 NET INCOME

OF $533,000 OR $0.18 PER SHARE

NEW CASTLE, Ind. (January 29, 2015) – Ameriana Bancorp (NASDAQ: ASBI), parent company for Ameriana Bank, today announced earnings of $533,000, or $0.18 per basic and diluted share, for the fourth quarter of 2014 compared with $481,000, or $0.16 per basic and diluted share, for the fourth quarter of 2013.

For 2014, Ameriana’s net income increased to $2.4 million, or $0.79 per basic and diluted share, from $2.2 million, or $0.73 per basic and diluted share for 2013.

Commenting on the announcement, Jerome J. Gassen, President and Chief Executive Officer, said, “I am very pleased with our team’s accomplishments in 2014, which proved to be a challenging year for the banking industry as net interest margin compression and a difficult lending environment continued to be major issues. We moved forward with our Indianapolis metropolitan area retail expansion strategy, opening an office in Noblesville and a second Fishers location. We were also successful in growing earnings over the prior year and exceeded 2014 earnings guidance provided at our annual meeting last May. Additional improvement in our credit metrics was another significant achievement for the year that also will contribute favorably to our earnings growth efforts in 2015. At December 31, 2014, non-performing loans were $4.4 million, a decrease of $978,000 from September 30, 2014.

“Total loans receivable increased $4.0 million for the year, or 1.3%, to $320.0 million, which was below target for 2014 even though our commercial lending production goals were met, as our portfolio was negatively affected by substantial unexpected loan prepayments,” Gassen continued. “We carry a strong commercial loan pipeline into 2015, which is expected to provide a solid foundation for loan portfolio growth early in the year.

“I am also very pleased with the effort and results from our retail team that contributed $16.2 million, or 4.5% deposit growth for 2014,” Gassen commented. “Deposits provided by both our existing and new banking centers are expected to fund current and future growth strategies for the Bank.”

Gassen noted that the Company’s financial statements and related metrics for the fourth quarter of 2014 and the full year included the effect of the prepayment of a match-funded $4.9 million commercial real estate loan. The $651,000 prepayment penalty received by the Bank was included in interest income, while the $614,000 prepayment penalty paid by the Bank for

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ASBI Reports Fourth Quarter 2014 Results

January 29, 2015

funds borrowed from the Federal Home Loan Bank was included in noninterest expense. The Company’s net interest margin increased 62 basis points for the quarter and 16 basis points for the year from this event, and resulted in measurements of 4.12% for the quarter and 3.68% for the year, compared with 3.56% and 3.63% for the same periods a year earlier, respectively.

Total investment securities of $55.2 million at December 31, 2014, represented an increase of $15.0 million, or 37.4%, from December 31, 2013. For the year, total borrowings declined $5.0 million to $45.8 million at December 31, 2014.

As of December 31, 2014, the allowance for loan and lease losses (ALLL) totaled $3.9 million, or 1.22% of total loans receivable, and the ALLL coverage of non-performing loans was 88.9%, an improvement from 78.8% year-end 2013. The Bank recorded no provision for loan losses in the fourth quarter of 2014 and $322,000 for the full year 2014, a decrease of $80,000 for the quarter and $433,000 from the prior year due primarily to net loan charge-offs declining from $1.0 million in 2013 to $412,000 for 2014.

Total shareholders’ equity as of December 31, 2014, was $41.1 million, or 8.68% of total assets. Reported book value per common share was $13.59 and reflected an increase of $0.98 per share from December 31, 2013. Ameriana Bank exceeded all three regulatory capital standards to be considered “well capitalized” at December 31, 2014.

Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, and Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, on file with the Securities and Exchange Commission, including the section entitled “Risk Factors.” The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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ASBI Reports Fourth Quarter 2014 Results

January 29, 2015

AMERIANA BANCORP

Unaudited Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Interest income	$5,042	$4,244	$18,146	$16,980
Interest expense	724	748	2,997	3,003

Net interest income	4,318	3,496	15,149	13,977
Provision for loan losses	—	80	322	755

Net interest income after provision for loan losses	4,318	3,416	14,827	13,222
Other income	1,449	1,245	5,617	5,801
Other expense	5,040	4,041	17,211	16,095

Income before income taxes	727	620	3,233	2,928
Income tax	194	139	867	741

Net income	$533	$481	$2,366	$2,187

Earnings per share:
Basic	$0.18	$0.16	$0.79	$0.73

Diluted	$0.18	$0.16	$0.79	$0.73

Weighted average shares outstanding:
Basic	3,007	2,989	2,997	2,989

Diluted	3,021	2,992	3,003	2,989

Dividends declared per share	$0.02	$0.01	$0.08	$0.04

Net interest margin (fully tax-equivalent basis)	4.12%	3.56%	3.68%	3.63%

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ASBI Reports Fourth Quarter 2014 Results

January 29, 2015

AMERIANA BANCORP

Unaudited Financial Highlights (Continued)

(In thousands, except per share amounts)

	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Total assets	$472,818	$474,394	$458,604
Cash and cash equivalents	33,142	28,828	40,867
Interest-bearing time deposits	4,164	4,908	2,974
Investment securities held to maturity	7,082	7,168	2,347
Investment securities available for sale	48,084	49,762	37,803
Loans receivable	320,016	325,011	316,028
Allowance for loan losses	3,903	4,014	3,993

Loans, net	316,113	320,997	312,035

Allowance for loan losses as a percentage of loans receivable	1.22%	1.24%	1.26%
Non-performing loans	$4,391	$5,369	$5,067
Allowance for loan losses as a percentage of non-performing loans	88.9%	74.8%	78.8%

Deposits:
Non-interest-bearing	$61,063	$60,879	$52,747
Interest-bearing	317,884	315,242	309,954

	378,947	376,121	362,701

Borrowed funds	$45,810	$50,810	$50,810
Shareholders’ equity	41,052	39,903	37,713
Book value per share	13.59	13.31	12.61

Regulatory capital ratios for Ameriana Bank:
Tier 1 leverage ratio	9.49%	9.41%	9.47%
Tier 1 risk-based capital ratio	14.38%	14.25%	13.91%
Total risk-based capital ratio	15.64%	15.50%	15.16%

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